UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2023 (April 18, 2023)

ICONIC SPORTS ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Cayman Islands (State or other jurisdiction of incorporation)	001-40953 (Commission File Number)	98-1596288 (I.R.S. Employer Identification No.)

190 Elgin Avenue George Town, Grand Cayman Cayman Islands (Address of principal executive offices)		KY1-9008 (Zip Code)

+44 (0) 2703 93702

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-half of one redeemable warrant	ICNC.U	New York Stock Exchange
Class A ordinary shares included as part of the Units	ICNC	New York Stock Exchange
Warrants included as part of the Units, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50	ICNC WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On April 6, 2023, Iconic Sports Acquisition Corp. (the “Company”) filed a definitive proxy statement (the “Extension Proxy Statement”) for an extraordinary general meeting of its shareholders (the “Shareholder Meeting”) to be held on April 20, 2023 to consider and act upon proposals (i) to extend the date (the “Termination Date”) by which the Company has to consummate a business combination (the “Articles Extension”) from April 26, 2023 to July 26, 2023 (the “Articles Extension Date”) and to allow the Company, without another shareholder vote, to elect to extend the Termination Date to consummate a business combination on a monthly basis for up to nine times by an additional one month each time after the Articles Extension Date, by resolution of the Board, if requested by Iconic Sports Management LLC, a Cayman Islands limited liability company, in writing and upon five days’ advance notice prior to the applicable Termination Date, until April 26, 2024 or a total of up to twelve months after April 26, 2023, unless the closing of a business combination shall have occurred prior thereto (the “Extension Amendment Proposal”), (ii) to eliminate from the Articles the limitation that the Company may not redeem Class A ordinary shares issued as part of the units sold in the Company’s initial public offering (the “Public Shares”) to the extent that such redemption would result in the Company having net tangible assets, as determined in accordance with Rule 3a51-1(g)(1) of the Securities Exchange Act of 1934, as amended, of less than $5,000,001 (the “Redemption Limitation”) in order to allow the Company to redeem Public Shares irrespective of whether such redemption would exceed the Redemption Limitation (the “Redemption Limitation Amendment Proposal”), and (iii) to adjourn the Shareholder Meeting to a later date or dates, if necessary, (a) to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Shareholder Meeting, there are insufficient ordinary shares represented (either in person or by proxy) at the Shareholder Meeting to approve the Extension Amendment Proposal or the Redemption Limitation Amendment Proposal, (b) to constitute a quorum necessary to conduct business to vote on the Extension Amendment Proposal or the Redemption Limitation Amendment at the Shareholder Meeting, or (c) if the holders of Public Shares have elected to redeem an amount of shares in connection with the Extension Amendment Proposal or the Redemption Limitation Amendment Proposal such that the Company would not adhere to the continued listing requirements of the New York Stock Exchange, and to consider any other business as may be properly brought before the Shareholder Meeting.

As set forth in the Extension Proxy Statement, the deadline by which the Company’s public shareholders had to complete the procedures for electing to redeem their Class A ordinary shares, par value $0.0001 per share (the “Class A Shares”) was 5:00 p.m., Eastern Time, on April 18, 2023 (“Redemption Deadline”). The initial number of Class A Shares tendered for redemption prior to the Redemption Deadline was 22,179,314. The deadline for the Company’s public shareholders to withdraw previously submitted redemption requests is April 20, 2023, prior to 10 a.m., Eastern Time, subject to approval by the board of directors of the Company.

Shareholders may make such request by contacting our transfer agent, Continental Stock Transfer & Trust Company, at spacredemptions@continentalstock.com.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 19, 2023

Iconic Sports Acquisition Corp.

By:	/s/ Fausto Zanetton
Name:	Fausto Zanetton
Title:	Chief Executive Officer and Chief Financial Officer

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